UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PDL BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing proxy statement, if other than the Registrant)

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EXPLANATORY NOTE

This Supplement No. 1 supplements the definitive proxy statement on Schedule 14A filed by PDL BioPharma, Inc. (the “Company”) with the Securities and Exchange Commission on April 30, 2019 (the “Proxy Statement”), in order to correct a typographical error in the median employee’s annual total compensation, set forth on page 50 of the Proxy Statement. Despite this error, the pay ratio stated in the Proxy Statement was, and remains, correct. We will correct the error in the printed version of the Proxy Statement that will be distributed, or made available, to our stockholders on or before May 10, 2019.

Except as specifically discussed in this Explanatory Note, this supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. This supplement should be read with the Proxy Statement, and, from and after the date of this supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby. In addition, this supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGES TO PROXY STATEMENT

The disclosure included in the CEO Pay Ratio section of the Proxy Statement, set forth on page 50 of the Proxy Statement, is updated to read in its entirety as follows (with underlining added to show the corrected numbers):

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of John P. McLaughlin, our Chief Executive Officer (our CEO) during 2018. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $107,291; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement, was $4,093,169.

Based on this information, for 2018, the ratio of the median of the total compensation of all employees of the Company to the annual total compensation of, John P. McLaughlin, our CEO during 2018, was 1 to 38.2.

Determining the Median Employee

We determined that, as of December 31, 2018, our employee population consistent of 110 individuals, with approximately 82% of these individuals located in the United States and approximately 18% located in Europe. Our employee workforce consists of full- and part- time employees.

For purposes of measuring the compensation of our employees, we selected total annual cash compensation for 2018 as the most appropriate measure of compensation, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee”. Compensation paid to our non-U.S. employees was converted to U.S. dollars based on the average exchange rate for 2018. With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $107,291.